1 Q3 2014 EARNINGS CONFERENCE CALL BILL NUTI, CHAIRMAN AND CEO BOB FISHMAN, CFO October 23, 2014

2 NOTES TO INVESTORS FORWARD-LOOKING STATEMENTS. Comments made during this conference call and in these materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that describe or relate to NCR's future plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. The forward-looking statements in these materials include statements about the anticipated growth of NCR's revenue, software-related revenue (and the components thereof) and operational gross margins; the anticipated effects of the recent rulings in the Fox River appeals, including with respect to cash flow and related reserves; the expected benefits of NCR's recently announced voluntary lump sum offer to retirees under its U.S. pension plan; the future growth and transformation of NCR and its lines of business; NCR's 2014 financial outlook; and the costs and expected benefits and results of NCR's recently announced restructuring plan. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a "Risk Factors" of NCR's Annual Report on Form 10-K and those factors detailed from time to time in NCR's other SEC reports. These materials are dated October 23, 2014, and NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP MEASURES. While NCR reports its results in accordance with generally accepted accounting principles in the United States (GAAP), comments made during this conference call and these materials will include the following "non-GAAP" measures: non-pension operating income (NPOI), non-GAAP diluted earnings per share (non-GAAP diluted EPS), free cash flow (FCF), adjusted free cash flow (adjusted FCF), operational gross margin, operational gross margin rate, expenses (non-GAAP), adjusted EBITDA, effective tax rate, non-GAAP net income and constant currency. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying "Supplementary Non-GAAP Materials" and are available on the Investor Relations page of NCR's website at www.ncr.com. Descriptions of many of these non-GAAP measures are also included in NCR's SEC reports. USE OF CERTAIN TERMS. As used in these materials, the term "software-related revenue" includes software license, software maintenance, software as a service (SaaS) and professional services revenue associated with software delivery, and the term "recurring revenue" means the sum of SaaS, hardware maintenance and software maintenance revenue. Investors are cautioned that in NCR's prior earnings releases and presentation materials, NCR used the term "software revenue," which does not include professional services revenue associated with software delivery. Therefore software revenue in such releases and presentation materials will not be directly comparable to software-related revenue in these materials. These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together.

3 ▪ Orders down 27% driven by challenges primarily in North America with additional weakness in Europe ▪ Backlog up 9% but further delays in solution rollouts ▪ Q3 revenue and operating margin down due to continued weakness in the North America market and lower software license revenue ▪ Software-related revenue up 1%; SaaS revenue flat Financial Highlights Revenue $489M Operating Income $24M -1% y/y -52% y/y • Challenging retail market impacting results • Weak same store sales comparisons and financial results • Data security concerns shifting IT priorities, resources & capital spending • Ongoing retail consolidation among customer base • Announced Michael Bayer as new SVP & President • Maintained strong market position in North America and globally • Continued demand for Retalix solutions as reflected by Retalix order growth • Enabling integration of consumer mobile payment applications through point-of-sale and mobile commerce channels RETAIL SOLUTIONS Q3 2014 Update Performance Highlights Operating Margin 4.9% -520 bps Key Developments

4 Q3 2014 FINANCIAL HIGHLIGHTS (1) NPOI as a percentage of revenue. REVENUE Q3 2013 Q3 2014 $1.51 billion Up 9% y/y / Up 10% constant currency Recurring revenue up 18%, 41% of total OPERATIONAL GROSS MARGIN Q3 2013 Q3 2014 28.6% 28.9% Up 30 bps y/y NPOI Up 10% y/y; lower than expected Q3 NPOI margin(1) of 12.4% FREE CASH FLOW Excluding $93 million recoveries from the Fox River environmental-related matter, FCF up $105M Q3 2013 Q3 2014 $185 million $204 million Q3 2013 Q3 2014 ($66) million $132 million $1.65 billion

5 SOFTWARE-RELATED REVENUE GROWTH Q3 2014 Q3 2013 $37 Q3 • Q3 Software-related revenue up 34% y/y; up 7% excluding Digital Insight • Q3 Professional Services revenue up 14% y/y • Q3 SaaS revenue up 238% y/y; up 11% excluding Digital Insight $430 SaaS Professional Services SW Licenses & SW Maintenance $155 FY 2013 FY 2014e $1,271 $1,700 - $1,725 FY 2012 ($'s in Millions) • FY2014 target lowered to $1,700 - $1,725 from $1,775 - $1,825 • 2014 growth now expected to be ~34-36%; up ~8-10% y/y excluding Digital Insight $130 $148 $125 $157 FY $616 $145 $510 $466 $94 $345 ~$650 ~$490 ~$575 $322 $905

6 ($ in Millions) $5,730 $6,575 - $6,625 SOFTWARE-RELATED REVENUE POSITIVELY IMPACTING MARGINS $5,291 $6,123 Operational Gross Margin 22.0% 23.5% 24.9% 26.8% 28.5% ~29.5% ~750bp from 2009 $4,711 $4,579 Software-Related Revenue Hardware Revenue Other Services Revenue (Hardware Maintenance, Transaction Services) FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 FY 2014e 45% 43% 45% 13% 12% 38% 46% 16% 14% 42% 45% 41% ~40% 43% ~26% 21% ~34% 36%

7 Seventh Circuit Favorable Rulings in Fox River Appeals ▪ Overturned decisions that held NCR 100% liable for certain Fox River cleanup costs ▪ Vacated cleanup injunction and declaratory judgment as to NCR ▪ Upheld ruling that NCR does not have “arranger liability” at the Fox River ▪ Cases will return to trial court for further proceedings ▪ NCR will pursue others for cleanup participation and costs; may have favorable impact on remediation cash flow ▪ Rulings and other items have favorable impact to Fox River reserve - reduced from $95M at Q2 2014 to $57M at Q3 2014 New Four-Party Funding Agreement regarding Fox River & Certain Future Sites ▪ Collected $93M against API Fox obligation, effectively ending API arbitration ▪ Secured funding from 3 parties, including API, Windward and BAT ▪ Four companies now working together to pursue claims against other parties to maximize recoveries FURTHER EXECUTION AGAINST LEGACY ISSUES U.S. Retiree Lump Sum Offer ▪ Offered ~20,000 U.S. retirees the opportunity to convert their annuity benefit to a lump-sum during Q3 ▪ ~50% of the eligible retirees chose the lump-sum option ▪ Lump-sum of nearly $800M will be paid in Q4 from plan assets reducing enterprise risk by eliminating more than a quarter of NCR’s U.S. pension liability ▪ Action will be NPV positive as it materially reduces ongoing PBGC fixed premiums and plan recordkeeping costs Significant progress on Fox River in September 2014 Favorable rulings reduce reserve and may improve cash flow New funding agreement provides cash flow predictability Pension Phase III Update: Executing NPV-positive pension transactions to add value & reduce risk for shareholders

8 Revenue $1,647 $1,508 9% (1) / 10%(2) Operational Gross Margin 476 431 10 % Operational Gross Margin Rate 28.9% 28.6% Expenses (non-GAAP) 272 246 11% % of Revenue 16.5% 16.3% NPOI 204 185 10% % of Revenue 12.4% 12.3% Non-GAAP Diluted EPS(3) $0.67 $0.76 (12)% Q3 OPERATIONAL RESULTS 2014 2013 % Change (1) As reported. (2) On a constant currency basis. (3) Decrease primarily related to higher interest expense and unfavorable foreign currency fluctuations. $ millions, except per share amounts For the three months ended September 30

9 Revenue $1,647 $1,508 9 % Gross Margin (1) 404 415 (3)% Gross Margin Rate 24.5% 27.5% Expenses (1) 363 270 34% % of Revenue 22.0% 17.9% Income from Operations (1) 41 145 (72)% % of Revenue 2.5% 9.6% GAAP Diluted EPS(1) $— $0.58 (100)% Q3 GAAP RESULTS $ millions, except per share amounts 2014 2013 % Change For the three months ended September 30 (1) Includes the impact of the previously announced restructuring plan. See further detail on slide 27.

10 Q3 REVENUE BY SEGMENT Financial Services $899 $767 17% 18 % Excluding Digital Insight $806 5% 6 % Retail Solutions 489 494 (1)% (1)% Hospitality 168 161 4% 4 % Emerging Industries 91 86 6% 6 % Total Revenue $1,647 $1,508 9% 10 % Excluding Digital Insight $1,554 3% 4% 2014 2013 % Change % Change (Constant Currency) $ millions For the three months ended September 30

11 Q3 OPERATING INCOME BY SEGMENT For the three months ended September 30 2014 2013 Financial Services $144 $93 % of Financial Services Revenue 16.0% 12.1% Retail Solutions 24 50 % of Retail Solutions Revenue 4.9% 10.1% Hospitality 27 26 % of Hospitality Revenue 16.1% 16.1% Emerging Industries 9 16 % of Emerging Industries Revenue 9.9% 18.6% NPOI $204 $185 % of Total Revenue 12.4% 12.3% $ millions

FINANCIAL SERVICES

Q3 2014 Update



Financial Highlights

Revenue

$899M ↑ +17% y/y

Operating Income

$144M ↑ +55% y/y

Operating Margin

16.0% ↑ +390 bps

Performance Highlights

- Core order growth of 7% driven by North America community financial institutions, Europe, Southeast Asia, and MEA
- Backlog up 14% driven by Branch Transformation and software demand
- Operating margin increased 55% with half from the core, driven by mix shift, and half from Digital Insight
- Core revenue up 5% y/y and operating margin up 240 bps
- Software-related revenue up 96%; up 20% excluding Digital Insight

Key Developments

- Balanced performance globally, led by North America, Europe and MEA
- Continued strong performance for Branch Transformation
  - Branch Transformation y/y orders and revenues up 90% and 125%, respectively
  - 13 new Interactive Services customers; customer wins globally
- Digital Insight performing ahead of expectations
  - Q3 revenue of $93 million and operating income of $27 million
  - 20% year-to-date increase in customer renewals
  - Continued strong mobile growth - 6.4M mobile active users vs. 4.6M last year
  - NCR-owned data centers installed; Transition customer and applications from mid-2014 through early 2015

12

13 ▪ Revenue growth across North America and Europe ▪ Operating margin up 260 bps over Q2 2014 ▪ Software-related revenue down 2% ▪ SaaS revenue up 21% ▪ SaaS application sites up 21% y/y Financial Highlights Revenue $168M Operating Income $27M +4% y/y +4% y/y HOSPITALITY Q3 2014 Update Performance Highlights Operating Margin 16.1% Flat y/y Key Developments ▪ Customer wins across product areas including venue management solutions, restaurant operations and consumer engagement solutions • Expanding partnership with Yum Brands in key international markets • Continuing to advance North America SMB market strategy • 13% revenue growth y/y • Enabling integration of consumer mobile payment applications through point-of-sale and mobile commerce channels

EMERGING INDUSTRIES

Q3 2014 Update





Financial Highlights

Revenue

$91M ↑ +6% y/y

Operating Income

$9M ↓ -$7M y/y

Operating Margin

9.9% ↓ vs. 18.6% Q3 2013

Performance Highlights

- Telecom & Technology revenue up 14%
- Travel revenue down 23%
- Small Business continues to gain momentum
- Operating income negatively impacted by costs related to onboarding managed services contracts and continued investment in Small Business

Key Developments

Telecom & Technology

- Globe Telecom (Phillipines) using NCR Bill Pay solution to provide differentiated customer service

Travel

- Added omni-channel capabilities to NCR Wayfinding
- Deployment with Spring Airlines (Japan)
- Delivered a record 35M mobile airline boarding passes in Q3 2014, up 203% y/y

Small Business (NCR Silver)

- Increased adoption of NCR Silver; Customer base up 28% over Q2 2014 and up 195% y/y
- Strengthened platform through enabling online and mobile ordering including Apple Pay support and extending customer support to 24/7
- NCR Silver won American Business Award for 'Best Business-to-Business Product'

NCR

14

15 Q3 SUPPLEMENTAL REVENUE INFORMATION SaaS $125 $37 238 % Software License and Software Maintenance 157 155 1 % Professional Services 148 130 14 % Total Software-Related Revenue 430 322 34 % Hardware 650 626 4 % Other Services 567 560 1 % Total Revenue $1,647 $1,508 9% 2014 2013 % Change $ millions For the three months ended September 30

16 FREE CASH FLOW Q3 2014 Q3 2013 FY 2014e FY 2013 Cash Provided by Operating Activities $124 $27 $442 - $477 $281 Net capital expenditures (58) (66) (250) - (260) (226) Cash Provided by (Used In) Discontinued Operations 66 (27) 0 - (5) (52) Pension discretionary contributions and settlements — — 48 204 Free Cash Flow (Used) (1) $132 ($66) ~$225 - $275 $207 (1) FY 2014e free cash flow includes the estimated cash impact of ~$50 million related to the previously announced restructuring plan. $ millions

17 FREE CASH FLOW GENERATION Current 2014e Prior 2014e 2013 Free Cash Flow (FCF) ~$225 - $275 ~$250 - $300 $207 plus: Pension 50 50 79 plus: Discontinued Ops 0-5 (2) 45-55 (1) 52 plus: Acquisition-related costs 25-35 25-35 43 plus: Restructuring plan 50 50 — Adjusted FCF ~$350 - $415 ~$420 - $490 $381 Adjusted FCF as a % of non-GAAP net income ~80% ~85% 80% $ millions, except metrics (1) Prior 2014 estimate included approximately $45 million of anticipated recoveries related to the Fox River environmental matter offset by $90 million to $100 million net remediation and transaction costs related to environmental matters. (2) Current 2014 estimate includes $93 million of recoveries received in Q3 2014 related to the Fox River environmental matter offset by $93 million to $98 million net remediation and transaction costs related to environmental matters.

18 NET DEBT & EBITDA METRICS 2013 Q1 2014 Q2 2014 Q3 2014 Debt $3.4 $3.9 $3.9 $3.7 Cash 0.5 0.5 0.5 0.4 Net Debt $2.9 $3.4 $3.4 $3.3 Adjusted EBITDA $0.9 $0.9 (1) $1.0 (1) $1.0 (1) Net Debt / Adjusted EBITDA 3.2x 3.7x 3.4x 3.3x $ in billions, except metrics (1) Adjusted EBITDA for the trailing twelve-month period.

FY 2014 GUIDANCE

	Current 2014 Guidance	Prior 2014 Guidance	2013
Revenue	$6,575 - $6,625 (1)	$6,750 - $6,850 (1)	$6,123
Year-over-Year Revenue Growth	7% - 8% (1)	10% - 12% (1)	7%
Income from Operations (GAAP)(2) (4)	$499 - $519	$580 - $600	$666
Non-Pension Operating Income (NPOI)	$810 - $830	$900 - $920	$717
Adjusted EBITDA	$1,001 - $1,021	$1,085 - $1,105	$886
Diluted EPS (GAAP)(2) (4)	$1.30 - $1.40	$1.75 - $1.85	$2.67
Non-GAAP Diluted EPS(3)	$2.60 - $2.70	$3.00 - $3.10	$2.81
Free Cash Flow (4)	$225 - $275	$250 - $300	$207

$ in millions, except per share amounts

(1) Includes 1% of unfavorable foreign currency fluctuations.
(2) Income from operations and diluted earnings per share guidance excludes the impact of the actuarial mark to market pension adjustment that will be determined in the fourth quarter of 2014.
(3) 2014 guidance now includes expected other expense (income), net (OIE) of $215M, which incorporates $185M of interest expense, a 25% tax rate and a share count of 172M. 2013 results include OIE of $112M,which incorporates $103M of interest expense, a 22% tax rate and a share count of 169M.
(4) Includes the estimated pre-tax charge of $150 million, or $0.66 per diluted share, and the estimated cash impact of ~$50 million related to the previously announced restructuring plan.

NCR 19

20 2014 SEGMENT REVENUE GUIDANCE Line of Business Current 2014e Prior 2014e FY 2013 Financial Services 15% - 16% 15% - 17% $3,115 Financial Services excluding Digital Insight 4% - 5% 4% - 5% Retail (2)% - (3)% 3% - 5% $2,034 Hospitality 5% - 7% 8% - 10% $626 Emerging Industries 1% - 4% 10% - 14% $348 Total 7% - 8% (1) 10% - 12% (1) $6,123 $ in millions (1) Includes 1% of unfavorable foreign currency fluctuations.

21 Q4 2014 GUIDANCE Q4 2014e Q4 2013 Income from Operations (GAAP) $181 - $201 (1) $297 Non-Pension Operating Income (Non- GAAP) $241 - $261 $221 Tax rate 30% 25% Other expense ~$55 $32 $ millions(1) Includes an estimated pre-tax charge of $20 million related to the previously announced restructuring plan.

22 Q3 2014 SUMMARY • Software and SaaS y/y revenue increased; outlook adjusted but expect continued growth • Financial Services performed well • Strong performance driven by branch transformation and software growth • Solid order and backlog growth • Continued strong performance from Digital Insight benefiting from customer renewals, mobile growth and synergies/cross-sell program • Retail Solutions continues to face headwinds • Continued challenges in North America but market position remains steady • Backlog up but further delays causing slower revenue conversion • Operating margins impacted by weaker software–related growth • Hospitality – executing strategy and growing global footprint • Added new customers in key geographies • Further progress executing SMB strategy – revenues and customers growing • Previously announced restructuring plan on track to deliver run-rate savings reaching ~$90M by 2016 • Full year 2014 guidance lowered due to challenging retail market, difficult global macroeconomic conditions and foreign currency headwinds but remain confident in our positioning for long-term growth

SUPPLEMENTARY NON-GAAP MATERIALS

24 NON-GAAP MEASURES While NCR reports its results in accordance with generally accepted accounting principles (GAAP) in the United States, comments made during this conference call and in these materials will include non-GAAP measures. These measures are included to provide additional useful information regarding NCR's financial results, and are not a substitute for their comparable GAAP measures. NPOI, Non-GAAP Diluted EPS, Operational Gross Margin, Operational Gross Margin Rate, Expenses (non-GAAP), Effective Tax Rate and Non-GAAP Net Income. NCR's non-pension operating income (NPOI), non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted EPS) are determined by excluding pension expense and special items, including amortization of acquisition related intangibles, from NCR's GAAP income (loss) from operations. NCR also determines operational gross margin, operational gross margin rate, expenses (non-GAAP) and effective tax rate (non-GAAP) by excluding pension expense and these special items from its GAAP gross margin, gross margin rate, expenses and effective tax rate. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses NPOI and non-GAAP diluted EPS to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results. Free Cash Flow and Adjusted Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and settlements. NCR defines adjusted free cash flow as free cash flow plus required pension contributions, cash provided by/used in discontinued operations, and cash flow impact of special items. NCR's management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company and believes they are useful for investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow and adjusted free cash flow indicate the amount of cash generated after capital expenditures which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow and adjusted free cash flow do not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measures. Free cash flow (FCF) and adjusted free cash flow (adjusted FCF) do not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

25 NON-GAAP MEASURES Adjusted EBITDA. NCR believes that Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. NCR determines Adjusted EBITDA for a given period based on its GAAP income (loss) from continuing operations plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension expense (benefit); and plus special items included in the definition of NPOI. NCR believes that its ratio of net debt to Adjusted EBITDA provides useful information to investors because it is an indicator of the company's ability to meet its future financial obligations. Revenue Growth on a Constant Currency Basis. NCR's period-over-period revenue growth on a constant currency basis excludes the effects of foreign currency translation. Due to the variability of foreign exchange rates from period to period, NCR's management uses revenue growth on a constant currency basis to evaluate period-over-period operating performance. Revenue growth on a constant currency basis is calculated by translating prior period revenue at current period monthly average exchange rates. NCR management's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. These non- GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of NCR's website at www.ncr.com.

26 Income from Operations (GAAP) to Non-Pension Operating Income (non-GAAP) and Adjusted EBITDA (non-GAAP) in millions Q3 2014 LTM Q2 2014 LTM Q1 2014 LTM FY 2013 Current FY 2014e Prior FY 2014e Q4 2014e Income from Operations (GAAP) $615 $719 $689 $666 $499 - $519 $580 - $600 $181 - $201 Pension Expense (Benefit) (97) (93) (86) (78) 8 8 6 Restructuring Plan 127 — — — 147 150 20 Acquisition-Related Amortization of Intangibles 106 94 81 65 120 121 31 Acquisition-Related Costs 27 36 44 46 28 33 3 Acquisition-Related Purchase Price Adjustment 9 11 12 15 6 6 — OFAC and FCPA Investigations(1) 3 4 3 3 2 2 — Non-Pension Operating Income (non-GAAP) $790 $771 $743 $717 $810 - $830 $900 - $920 $241 - $261 Depreciation and Amortization 164 159 149 143 160 155 Ongoing Pension Expense (6) (11) (12) (15) (4) (10) Stock Compensation Expense 33 38 41 41 35 40 Adjusted EBITDA $981 $957 $921 $886 $1,001 -$1,021 $1,085 - $1,105 GAAP TO NON-GAAP RECONCILIATION (1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's, the SEC's or the DOJ's investigations.

GAAP TO NON-GAAP RECONCILIATION

Q3 2014 QTD

in millions (except per share amounts)	Q3 QTD 2014 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 QTD 2014 non-GAAP
Product revenue	$721	$—	$—	$—	$—	$—	$—	$721
Service revenue	926	—	—	—	—	—	—	926
Total revenue	1,647	—	—	—	—	—	—	1,647
Cost of products	547	(9)	(9)	—	(1)	—	—	528
Cost of services	696	(46)	(6)	—	—	—	(1)	643
Gross margin	404	55	15	—	1	—	1	476
Gross margin rate	*24.5%*	*3.3%*	*0.9%*	*—%*	*0.1%*	*—%*	*0.1%*	*28.9%*
Selling, general and administrative expenses	232	—	(14)	(5)	—	—	—	213
Research and development expenses	59	—	—	—	—	—	—	59
Restructuring-related charges	72	(72)	—	—	—	—	—	—
Total expenses	363	(72)	(14)	(5)	—	—	—	272
Total expense as a % of revenue	*22.0%*	*(4.4)%*	*(0.8)%*	*(0.3)%*	*—%*	*—%*	*—%*	*16.5%*
Income (loss) from operations	41	127	29	5	1	—	1	204
Income (loss) from operations as a % of revenue	*2.5%*	*7.7%*	*1.7%*	*0.3%*	*0.1%*	*—%*	*0.1%*	*12.4%*
Interest and Other (expense) income, net	(60)	3	—	—	—	—	—	(57)
Income (loss) from continuing operations before income taxes	(19)	130	29	5	1	—	1	147
Income tax expense (benefit)	(19)	31	9	1	1	—	9	32
Effective tax rate	*100%*							*22%*
Income (loss) from continuing operations	—	99	20	4	—	—	(8)	115
Net income (loss) attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Income (loss) from continuing operations (attributable to NCR)	$—	$99	$20	$4	$—	$—	($8)	$115
Diluted earnings per share	$—	$0.58	$0.12	$0.02	$—	$—	($0.05)	$0.67

NCR

27

GAAP TO NON-GAAP RECONCILIATION

Q3 2013 QTD

in millions (except per share amounts)	Q3 QTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 QTD 2013 non-GAAP
Product revenue	$701	—	—	—	—	—	$701
Service revenue	807	—	—	—	—	—	807
Total revenue	**1,508**	—	—	—	—	—	**1,508**
Cost of products	524	(10)	—	—	—	—	514
Cost of services	569	—	—	(3)	—	(3)	563
Gross margin	415	10	—	3	—	3	431
Gross margin rate	*27.5%*	*0.7%*	*—%*	*0.2%*	*—%*	*0.2%*	*28.6%*
Selling, general and administrative expenses	217	(7)	(14)	—	(1)	(1)	194
Research and development expenses	53	—	—	—	—	(1)	52
Total expenses	270	(7)	(14)	—	(1)	(2)	246
Total expense as a % of revenue	*17.9%*	*(0.5)%*	*(0.9)%*	*—%*	*(0.1)%*	*(0.1)%*	*16.3%*
Income (loss) from operations	**145**	17	14	3	1	5	**185**
Income (loss) from operations as a % of revenue	*9.6%*	*1.1%*	*1.0%*	*0.2%*	*0.1%*	*0.3%*	*12.3%*
Interest and Other (expense) income, net	(26)	—	—	—	—	—	(26)
Income (loss) from continuing operations before income taxes	119	17	14	3	1	5	159
Income tax expense (benefit)	19	1	4	1	1	2	28
Effective tax rate	*16%*						*18%*
Income (loss) from continuing operations	100	16	10	2	—	3	131
Net income (loss) attributable to noncontrolling interests	2	—	—	—	—	—	2
Income (loss) from continuing operations (attributable to NCR)	$98	$16	$10	$2	$—	$3	$129
Diluted earnings per share	**$0.58**	$0.09	$0.06	$0.01	$—	$0.02	**$0.76**

NCR

28

GAAP TO NON-GAAP RECONCILIATION

Q3 2014 YTD

in millions (except per share amounts)	Q3 YTD 2014 GAAP	Restructuring plan	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 YTD 2014 non-GAAP
Product revenue	$2,077	—	—	—	—	—	—	$2,077
Service revenue	2,746	—	—	—	—	—	—	2,746
Total revenue	4,823	—	—	—	—	—	—	4,823
Cost of products	1,554	(9)	(29)	—	(4)	—	—	1,512
Cost of services	1,969	(46)	(18)	—	(2)	—	—	1,903
Gross margin	1,300	55	47	—	6	—	—	1,408
Gross margin rate	27.0%	1.1%	1%	—%	0.1%	—%	—%	29.2%
Selling, general and administrative expenses	724	—	(42)	(25)	—	(2)	(1)	654
Research and development expenses	186	—	—	—	—	—	(1)	185
Restructuring-related charges	72	(72)	—	—	—	—	—	—
Total expenses	982	(72)	(42)	(25)	—	(2)	(2)	839
Total expense as a % of revenue	20.4%	(1.5)%	(0.9)%	(0.6)%	—%	—%	—%	17.4%
Income (loss) from operations	318	127	89	25	6	2	2	569
Income (loss) from operations as a % of revenue	6.6%	2.7%	1.9%	0.5%	0.1%	—%	—%	11.8%
Interest and Other (expense) income, net	(159)	3	—	—	—	—	—	(156)
Income (loss) from continuing operations before income taxes	159	130	89	25	6	2	2	413
Income tax expense (benefit)	14	31	29	6	2	1	10	93
Effective tax rate	9%							23%
Income (loss) from continuing operations	145	99	60	19	4	1	(8)	320
Net income (loss) attributable to noncontrolling interests	2	—	—	—	—	—	—	2
Income (loss) from continuing operations (attributable to NCR)	$143	$99	$60	$19	$4	$1	($8)	$318
Diluted earnings per share	$0.84	$0.58	$0.35	$0.11	$0.02	$0.01	($0.05)	$1.86

29

GAAP TO NON-GAAP RECONCILIATION

Q3 2013 YTD

in millions (except per share amounts)	Q3 YTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Pension (expense) benefit	Q3 YTD 2013 non-GAAP
Product revenue	$2,111	—	—	—	—	—	$2,111
Service revenue	2,342	—	—	—	—	—	2,342
Total revenue	4,453	—	—	—	—	—	4,453
Cost of products	1,577	(27)	—	—	—	—	1,550
Cost of services	1,666	—	—	(12)	—	(12)	1,642
Gross margin	1,210	27	—	12	—	12	1,261
Gross margin rate	*27.2%*	*0.5%*	*—%*	*0.3%*	*—%*	*0.3%*	*28.3%*
Selling, general and administrative expenses	678	(21)	(44)	—	(2)	(6)	605
Research and development expenses	163	—	—	—	—	(3)	160
Total expenses	841	(21)	(44)	—	(2)	(9)	765
Total expense as a % of revenue	*18.9%*	*(0.5)%*	*(1.0)%*	*—%*	*—%*	*(0.2)%*	*17.2%*
Income (loss) from operations	369	48	44	12	2	21	496
Income (loss) from operations as a % of revenue	*8.3%*	*1.0%*	*1.0%*	*0.3%*	*—%*	*0.5%*	*11.1%*
Interest and Other (expense) income, net	(74)	—	—	—	—	—	(74)
Income (loss) from continuing operations before income taxes	295	48	44	12	2	21	422
Income tax expense (benefit)	44	12	14	4	1	9	84
Effective tax rate	*15%*						*20%*
Income (loss) from continuing operations	251	36	30	8	1	12	338
Net income (loss) attributable to noncontrolling interests	5	—	—	—	—	—	5
Income (loss) from continuing operations (attributable to NCR)	$246	$36	$30	$8	$1	$12	$333
Diluted earnings per share	$1.46	$0.21	$0.18	$0.04	$0.01	$0.07	$1.97

NCR

30

GAAP TO NON-GAAP RECONCILIATION

Q4 2013 QTD

in millions (except per share amounts)	Q4 QTD 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Japan valuation reserve release	Pension (expense) benefit	Q4 QTD 2013 non-GAAP
Product revenue	$801	—	—	—	—	—	—	$801
Service revenue	869	—	—	—	—	—	—	869
Total revenue	1,670	—	—	—	—	—	—	1,670
Cost of products	575	(9)	—	(1)	—	—	2	567
Cost of services	565	—	—	(2)	—	—	56	619
Gross margin	530	9	—	3	—	—	(58)	484
Gross margin rate	*31.7%*	*0.5%*	*—%*	*0.2%*	*—%*	*—%*	*-3.4%*	*29.0%*
Selling, general and administrative expenses	193	(8)	(2)	—	(1)	—	28	210
Research and development expenses	40	—	—	—	—	—	13	53
Total expenses	233	(8)	(2)	—	(1)	—	41	263
Total expense as a % of revenue	*14.0%*	*(0.5)%*	*(0.1)%*	*—%*	*(0.1)%*	*—%*	*2.4%*	*15.7%*
Income (loss) from operations	297	17	2	3	1	—	(99)	221
Income (loss) from operations as a % of revenue	*17.8%*	*0.9%*	*0.1%*	*0.2%*	*0.1%*	*—%*	*(5.9)%*	*13.2%*
Interest and Other (expense) income, net	(38)	—	6	—	—	—	—	(32)
Income (loss) from continuing operations before income taxes	259	17	8	3	1	—	(99)	189
Income tax expense (benefit)	54	5	2	1	—	15	(29)	48
Effective tax rate	*21%*							*25%*
Income (loss) from continuing operations	205	12	6	2	1	(15)	(70)	141
Net income (loss) attributable to noncontrolling interests	(1)	—	—	—	—	—	—	(1)
Income (loss) from continuing operations (attributable to NCR)	$206	$12	$6	$2	$1	($15)	($70)	$142
Diluted earnings per share	$1.21	$0.07	$0.03	$0.01	$0.01	($0.09)	($0.41)	$0.83

31

GAAP TO NON-GAAP RECONCILIATION

FY 2013

in millions (except per share amounts)	FY 2013 GAAP	Acquisition-related amortization of intangibles	Acquisition-related costs	Acquisition-related purchase price adjustments	OFAC and FCPA Investigations	Japan valuation reserve release	Pension (expense) benefit	FY 2013 non-GAAP
Product revenue	$2,912	—	—	—	—	—	—	$2,912
Service revenue	3,211	—	—	—	—	—	—	3,211
Total revenue	6,123	—	—	—	—	—	—	6,123
Cost of products	2,152	(36)	—	(1)	—	—	2	2,117
Cost of services	2,231	—	—	(14)	—	—	44	2,261
Gross margin	1,740	36	—	15	—	—	(46)	1,745
Gross margin rate	*28.4%*	*0.6%*	*—%*	*0.2%*	*—%*	*—%*	*-0.7%*	*28.5%*
Selling, general and administrative expenses	871	(29)	(46)	—	(3)	—	22	815
Research and development expenses	203	—	—	—	—	—	10	213
Total expenses	1,074	(29)	(46)	—	(3)	—	32	1,028
Total expense as a % of revenue	*17.5%*	*(0.5)%*	*(0.7)%*	*—%*	*—%*	*—%*	*0.5%*	*16.8%*
Income (loss) from operations	666	65	46	15	3	—	(78)	717
Income (loss) from operations as a % of revenue	*10.9%*	*1.1%*	*0.8%*	*0.2%*	*—%*	*—%*	*(1.3)%*	*11.7%*
Interest and Other (expense) income, net	(112)	—	6	—	—	—	—	(106)
Income (loss) from continuing operations before income taxes	554	65	52	15	3	—	(78)	611
Income tax expense (benefit)	98	17	16	5	1	15	(20)	132
Effective tax rate	*18%*							*22%*
Income (loss) from continuing operations	456	48	36	10	2	(15)	(58)	479
Net income (loss) attributable to noncontrolling interests	4	—	—	—	—	—	—	4
Income (loss) from continuing operations (attributable to NCR)	$452	$48	$36	$10	$2	($15)	($58)	$475
Diluted earnings per share	$2.67	$0.29	$0.21	$0.06	$0.01	($0.09)	($0.34)	$2.81

NCR

32

33 GAAP TO NON-GAAP RECONCILIATION FY 2014e Diluted EPS (GAAP) $1.30 - $1.40 Pension Expense (Benefit) 0.03 Restructuring Plan 0.66 Acquisition-Related Costs 0.11 Acquisition-Related Amortization of Intangibles 0.47 Acquisition-Related Purchase Price Adjustment 0.02 OFAC and FCPA Investigations(1) 0.01 Non-GAAP Diluted EPS $2.60 - $2.70 Diluted Earnings per Share (GAAP) to Non-GAAP Diluted Earnings per Share (non-GAAP) (1) Estimated expenses for 2014 will be affected by, among other things, the status and progress of these matters.  There can be no assurance that the Company will not be subject to fines or other remedial measures as a result of OFAC's, the SEC's or the DOJ's investigations.

34 GAAP TO NON-GAAP RECONCILIATIONS FY 2009 FY 2010 FY 2011 FY 2012 FY 2013 Gross Margin as a % of Revenue (GAAP) 22.0% 22.9% 18.0% 28.7% 28.4% Pension expense (benefit) (0.5)% 0.6% 6.8% (2.2)% (0.7)% Impairment of assets related to an equity investment 0.5% - - - - Acquisition-related purchase price adjustments - - - - 0.2% Acquisition-related amortization of intangibles - - 0.1% 0.3% 0.6% Operational Gross Margin Rate (non- GAAP) 22.0% 23.5% 24.9% 26.8% 28.5% Gross Margin as a % of Revenue (GAAP) to Operational Gross Margin Rate (non-GAAP)

35 GAAP TO NON-GAAP RECONCILIATIONS Revenue Growth % (GAAP) to Revenue Growth % on a Constant Currency Basis (non-GAAP) Q3 2014 Revenue Growth % (GAAP) 9% Unfavorable foreign currency fluctuation impact 1% Revenue Growth % on a Constant Currency Basis (non-GAAP) 10%

36